Exhibit 1.01

COHERENT CORP.

Conflict Minerals

Report

For the reporting period from January 1, 2024, to December 31, 2024

Overview

This Conflict Minerals Report (the “Report”) of Coherent Corp. (“Coherent” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2024, to December 31, 2024 (the “2024 Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals” or “3TGs”). The “Covered Countries” for purposes of Rule 13p-1 are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

As further described in this Report, the Company has determined that certain of its divisions manufacture, or contract to manufacture, products containing 3TGs that are necessary to the functionality or production of such products.

Description of the Company’s Products Covered by this Report

Coherent, a global leader in materials, networking and lasers, is a vertically integrated manufacturing company that develops, manufactures and markets engineered materials, optoelectronic components and devices, and lasers for use in industrial materials processing, optical communications, aerospace and defense, consumer electronics, semiconductor capital equipment, medical diagnostics and life sciences, automotive applications, machine tools, consumer goods and medical device manufacturing. Headquartered in Saxonburg, Pennsylvania, the Company has research and development, manufacturing, sales, service, and distribution facilities worldwide. The Company produces a wide variety of lasers, along with application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to enable its customers.

This Report relates to products (i) for which 3TGs are necessary to the functionality or production of that product, (ii) that were manufactured, or contracted to be manufactured, by the Company, and (iii) for which the manufacture was completed during calendar year 2024.

These products, which are referred to in the remainder of this Report as the “Covered Products,” are as follows: (i) certain laser optics whose coatings contain gold, tantalum or tungsten, (ii) certain machined parts that may contain gold plating or tin solder, and (iii) various parts and components containing gold, tin, tantalum and tungsten that are incorporated into products offered by the Company (collectively referred to herein as the “Covered Products”).

Reasonable Country of Origin Inquiry

For the 2024 Reporting Period, the Company conducted an internal survey of its divisions and required each division to disclose whether any products manufactured or contracted to be manufactured by the division contained 3TGs and, if so, to identify the suppliers of such 3TGs (“Suppliers”). As a result of this internal survey, the Company determined that certain of its divisions manufacture, or contract to manufacture, products containing 3TGs which are necessary to the functionality or production of such products, as follows: (i) certain laser optics whose coatings contain gold, tantalum or tungsten, (ii) certain machined parts that may contain gold plating or tin solder, and (iii) various parts and components containing gold, tin, tantalum and tungsten that are incorporated into products offered by the Company.

Based upon the determination that the Rule applies to the above-referenced Covered Products, the Company undertook, with the assistance of Assent Inc. (“Assent”), our third-party service provider, a good-faith reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the 3TGs included in such Covered Products originated in the Covered Countries, and whether any of the 3TGs may be from recycled or scrap sources.

To collect data on the materials’ sources of origin procured by the supply chain, the Company utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.2 or higher to conduct a survey of all in-scope Suppliers. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide Conflict Minerals into a company’s supply chain. It includes questions regarding the origin of 3TGs included in a company’s products, including the identity of smelters and refiners, a company’s conflict-free policy, and a company’s engagement and due diligence with respect to its suppliers.

During the Supplier survey, the Company contacted its Suppliers via the Assent Sustainability Manager (“ASM”), a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track Supplier communications and allows Suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The ASM automatically evaluated the quality of each Supplier response and assigned a health score based on the Supplier’s declaration of process engagement. Additionally, the step-by-step process for Supplier engagement and upstream due diligence investigations performed, were managed through this platform.

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The Company requested all of its Suppliers of 3TGs to identify the smelters or refiners (“SORs”) that they use, and whether they have been validated as conformant in accordance with the Responsible Minerals Initiative’s (“RMI”) Responsible Minerals Assurance Process (“RMAP”) audit program. The Company also asked its Suppliers whether they (i) had a policy in place that includes DRC conflict-free sourcing and requires their direct suppliers to be DRC conflict-free; (ii) had implemented due diligence procedures for conflict-free sourcing; and (iii) request names of SORs from their suppliers.

Following the introduction to the 2024 program and information request, several reminder emails were sent to each non-responsive Supplier requesting survey completion.

Suppliers who remained non-responsive were contacted by phone and offered assistance in some cases. This assistance included further information about the Company’s Conflict Minerals compliance program, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided.

As indicated above, the Company’s program included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Suppliers. Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TGs, as well as the origin of those materials. Additional Supplier contacts were conducted to address issues including: (i) implausible statements regarding no presence of 3TGs, (ii) incomplete data on CMRT, (iii) responses that did not identify smelters or refiners, (iv) responses that indicated sourcing location without complete supporting information from the supply chain, and (v) organizations identified as smelter or refiners, but not verified as such through further analysis and research. The results of this data validation contribute to the program’s health assessment and are shared with the Suppliers to ensure they understand areas that require clarification or improvement.

All submitted CMRTs were accepted and classified as valid or invalid so that data is retained. Suppliers were contacted regarding invalid forms and were encouraged to submit a valid form. Suppliers were also provided with guidance on how to correct validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent’s multilingual Supplier Experience Team. Since some Suppliers may remain unresponsive to feedback, the Company tracks program gaps to account for future improvement opportunities. As of May 15, 2024, there were 6 invalid Supplier submissions that could not be corrected. The Company’s total response rate for this reporting year was 90.38%.

Year	Suppliers in Scope	% Responded	% Invalid
RY 2024	520	90%	1%

Based on the findings through the RCOI process, the Company determined that it had reason to believe that some of the 3TGs necessary for the functionality or production of the Covered Products may have originated in a Covered Country. Therefore, the Company continued to perform further due diligence on the source and chain of custody of the minerals in question.

The Company’s Conflict Mineral Due Diligence Framework

The Company conformed its due diligence efforts to the guidance for downstream companies provided by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, the Company has adopted a policy relating to Conflict Minerals (the “Responsible Minerals Statement”). This policy reflects the Company’s commitment to sourcing materials from companies that share its values on human rights, ethics and environmental responsibility. The Responsible Minerals Statement is publicly available on the Company’s website at www.coherent.com/company/investor-relations/esg/social. The reference to the Company’s website is provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the Securities and Exchange Commission.

The Company’s Due Diligence Process

The due diligence measures that the Company performed included, but were not limited to, the following:

•	The Company maintained an internal Conflict Minerals project team to implement the Company’s Conflict Minerals due diligence.

•	The team reported its Conflict Minerals due diligence findings to supply chain leaders and management.

•	The Company shared its Responsible Minerals Statement with Suppliers.

•	The Company contracted with a third-party service provider to provide enhanced assistance with the Company’s RCOI and due diligence processes.

•	The Company utilized Assent’s extensive resources to enhance engagement with its Suppliers. This included online learning resources and 24- hour access to compliance experts at Assent.

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•	The Company continued to strengthen collaboration between Assent and Coherent supplier management teams to increase supply chain transparency and response rate.

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The Company reviewed Supplier risk ratings based on the responses provided within their completed CMRTs. In the situation where the Company becomes aware of a potential risk in the supply chain, where an item being purchased is believed to have been sourced from a smelter or refiner which is supporting armed conflict in the Covered Countries, the Company will explore sourcing alternatives for the item in question and take appropriate action.

•	This Report, which constitutes the Company’s annual report of due diligence efforts, has been filed with the SEC and is available on the Company’s website.

As discussed further below, the Company undertook due diligence efforts in an attempt to clarify the following with respect to the 3TGs: (i) country of origin, (ii) whether the 3TGs financed or benefited armed groups in those countries, and (iii) whether the 3TGs came from recycled or scrap sources.

The Suppliers that identified specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance to inform them of the potential for risk, and to evaluate whether these smelters could be connected to the Company’s products. The Suppliers were asked to complete a user-defined or product-level CMRT specific to the materials, products or piece parts purchased by the Company, rather than a company-level CMRT, to better identify the connection to products that they supply to the Company. Other Suppliers were evaluated internally to determine if they were in fact still active Suppliers. If not, they were removed from the scope of data collection.

In total, our Suppliers identified 371 legitimate smelters (by RMI identification number, or CID). A list of the identified smelters is included in Annex A to this Report. Despite the Company’s attempt to secure product-level CMRTs, much of the information provided to the Company by Suppliers was for their entire supply chain and was not necessarily limited to SORs that have been confirmed to contribute necessary 3TGs to a Covered Product. Accordingly, the Company has been unable to definitively link the identified SORs to only those products in the Company’s supply chain; therefore, Annex A likely contains more processing facilities than are actually in the Company’s supply chain. As the Company’s engagement with its supply chain evolves, the list of facilities may change to reflect improvements in the quality of information provided.

For those SORs that were identified by the Company’s Suppliers and that are known or thought to be sourcing from the Covered Countries, additional investigation was undertaken to determine the source and chain of custody of the 3TGs that they supply. Assent conducted research and direct outreach in order to determine sourcing practices of facilities that may source from the Covered Countries. Assent compared the list of SORs provided in the Suppliers’ responses to the lists of smelters maintained by the RMI.

Status	Number of Identified Smelters and Refiners
RMAP Conformant	233
RMAP Active	10
Not Enrolled	96
Non-Conformant	32

In addition, it was also determined whether such SORs had been certified under the following internationally accepted audit standards: the RMAP, the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification. If a SOR was not certified by these internationally recognized schemes, attempts were made to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether it has in place any internal due diligence procedures or other processes to track the chain of custody on the source of its mineral ores. Information reviewed included: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research also was performed to determine whether there were any outside sources of information regarding the SOR’s sourcing practices.

Based on the results of the above-described efforts, after conducting the RCOI and subsequently exercising the required due diligence, the Company was unable to definitively determine for each of the Covered Products the country of origin and conflict status of all 3TGs contained in the Covered Products. At the same time, to the extent that Suppliers supplied information, the Company received no information from its Suppliers indicating that the 3TGs in the Company’s Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries. Based on the information that was obtained, the Company has reasonably determined that the countries of origin of the Conflict Minerals necessary to the functionality or production of the Covered Products may include the countries and regions listed within Annex A.

The Company does not purchase 3TGs directly from mines, smelters, or refiners, and instead relies on a complex global supply chain. There are many third parties in the supply chain between the original sources of 3TGs and the Company’s manufacturing of the Covered Products. Accordingly, the efforts the Company has undertaken to identify the source and chain of custody of the 3TGs in its Covered Products reflect the Company’s circumstances and position in the supply chain. As a result, the Company’s inquiry can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the 3TGs necessary to the functionality of the Covered Products. The Company’s process relies on data obtained directly from its Suppliers who seek similar information within their supply chain to identify the original sources of the necessary 3TGs. Such sources of information may yield inaccurate or incomplete information.

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Steps to Further Mitigate Risk and Improve Due Diligence in 2024

The Company intends to continue taking the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary 3TGs contained in the Company’s products finance or benefit armed groups in the Covered Countries:

•	Review and improve the Company’s conflict minerals program;

•	Work closely with Assent to obtain CMRTs on a product-specific basis to enable the Company to determine which smelters and refiners actually process 3TGs contained in the Company’s products;

•	Engage with Suppliers and direct them to 3TG training resources; and

•	Monitor Conflict Minerals laws, regulations, and rules and update our related policies and processes as appropriate.

Forward Looking Statements

This Conflict Minerals Report contains forward-looking statements which are based on the Company’s current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Forward-looking statements in this report include, among other things, statements regarding actions the Company plans to execute to improve its Conflict Minerals due diligence process.

By their nature, all forward-looking statements involve risk and uncertainty. Risks that may cause the forward-looking statements contained in this Report to be inaccurate include, but are not limited to: failure to carry out these plans in a timely manner or at all as a result of changing financial conditions; changing organizational structure; or other factors; lack of cooperation by Suppliers as well as by their respective suppliers; whether smelters, refiners, or others that participate in the Conflict Minerals market responsibly source; political, legal, and regulatory developments, whether in the Democratic Republic of the Congo region, the United States or elsewhere. Additional cautionary statements regarding other risk factors that could impact the Company’s future performance are identified in the Company’s Form 10-K filing for the fiscal year ended 2024 and other Company filings with the Securities and Exchange Commission.

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ANNEX A

SMELTERS/REFINERS

Set forth below are known smelters and refiners reported by the Company’s Suppliers which may have been used to process the Conflict Minerals utilized in the Covered Products manufactured in calendar year 2024.

Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION
Gold	Attero Recycling Pvt Ltd
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Elite Industech Co., Ltd.
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Agosi AG
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Ronnskar
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	JSC Novosibirsk Refinery
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	LT Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.

Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asahi Refining Canada Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L’azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS MnM Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	MKS PAMP SA
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.

Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Morris and Watson
Gold	SAFINA A.S.
Gold	Guangdong Jinding Gold Limited
Gold	Umicore Precious Metals Thailand
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Fidelity Printers and Refiners Ltd.
Gold	Singway Technology Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Emirates Gold DMCC
Gold	International Precious Metal Refiners
Gold	Kaloti Precious Metals
Gold	Sudan Gold Refinery
Gold	T.C.A S.p.A
Gold	REMONDIS PMR B.V.
Gold	Fujairah Gold FZC
Gold	Industrial Refining Company
Gold	Shirpur Gold Refinery Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Marsam Metals
Gold	TOO Tau-Ken-Altyn

Gold	Abington Reldan Metals, LLC
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	Albino Mountinho Lda.
Gold	SAAMP
Gold	L’Orfebre S.A.
Gold	8853 S.p.A.
Gold	Italpreziosi
Gold	WIELAND Edelmetalle GmbH
Gold	AU Traders and Refiners
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Sai Refinery
Gold	Modeltech Sdn Bhd
Gold	Bangalore Refinery
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Pease & Curren
Gold	JALAN & Company
Gold	SungEel HiMetal Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	ABC Refinery Pty Ltd.
Gold	Safimet S.p.A
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	African Gold Refinery
Gold	Gold Coast Refinery
Gold	NH Recytech Company
Gold	QG Refining, LLC
Gold	Dijllah Gold Refinery FZC
Gold	CGR Metalloys Pvt Ltd.
Gold	Sovereign Metals
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Augmont Enterprises Private Limited
Gold	Kundan Care Products Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	K.A. Rasmussen
Gold	Alexy Metals
Gold	MD Overseas
Gold	Metallix Refining Inc.
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	WEEEREFINING
Gold	Gold by Gold Colombia
Gold	Dongwu Gold Group

Gold	Sam Precious Metals
Gold	NOBLE METAL SERVICES
Gold	Coimpa Industrial LTDA
Gold	GG Refinery Ltd.
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	AMG Brasil
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	QuantumClean
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	D Block Metals, LLC
Tantalum	FIR Metals & Resource Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Global Advanced Metals Boyertown
Tantalum	Global Advanced Metals Aizu
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	5D Production OU
Tantalum	PowerX Ltd.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	Materion Newton Inc.
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Jiangxi Tuohong New Raw Material
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd

Tin	Dongguan Best Alloys Co., Ltd.
Tin	PT Arsed Indonesia
Tin	Woodcross Smelting Company Limited
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Alpha
Tin	PT Aries Kencana Sejahtera
Tin	PT Premium Tin Indonesia
Tin	Dowa
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Fenix Metals
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	China Tin Group Co., Ltd.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Metallic Resources, Inc.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Operaciones Metalurgicas S.A.
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Timah Nusantara
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	Rui Da Hung
Tin	Thaisarco
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	VQB Mineral and Trading Group JSC

Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	CV Venus Inti Perkasa
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	PT Tirus Putra Mandiri
Tin	Melt Metais e Ligas S.A.
Tin	PT ATD Makmur Mandiri Jaya
Tin	O.M. Manufacturing Philippines, Inc.
Tin	CV Ayi Jaya
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	PT Rajehan Ariq
Tin	PT Cipta Persada Mulia
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Resind Industria e Comercio Ltda.
Tin	Super Ligas
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	PT Bangka Prima Tin
Tin	PT Sukses Inti Makmur
Tin	PT Menara Cipta Mulia
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Modeltech Sdn Bhd
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	PT Bangka Serumpun
Tin	Pongpipat Company Limited
Tin	Tin Technology & Refining
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Ma’anshan Weitai Tin Co., Ltd.
Tin	PT Rajawali Rimba Perkasa
Tin	Luna Smelter, Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tin	Precious Minerals and Smelting Limited
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	PT Mitra Sukses Globalindo
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	DS Myanmar
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	Mining Minerals Resources SARL

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.
Tungsten	S.P.T. spol.s r.o.
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD
Tungsten	Kennametal Huntsville
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Unecha Refractory metals plant
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	ACL Metais Eireli
Tungsten	Moliren Ltd.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	JSC “Kirovgrad Hard Alloys Plant”
Tungsten	NPP Tyazhmetprom LLC
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Artek LLC
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	OOO “Technolom” 2
Tungsten	OOO “Technolom” 1
Tungsten	LLC Vostok
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	MALAMET SMELTING SDN. BHD.
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	Kenee Mining Corporation Vietnam
Tungsten	A.L.M.T. Corp.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders LLC

Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Masan High-Tech Materials
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Niagara Refining LLC

Based on the information that was obtained from the Company’s RCOI and due diligence, the Company has reasonably determined that the countries of origin of the Conflict Minerals necessary to the functionality or production of the Covered Products may include the countries and regions listed below:

Andorra, Angola, Argentina, Armenia, Australia, Austria, Azerbaijan, Belarus, Belgium, Benin, Bermuda, Bolivia (Plurinational State of), Botswana, Brazil, Bulgaria, Burkina Faso, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Cyprus, Democratic Republic of the Congo, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Georgia, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Kazakhstan, Kenya, Kyrgyzstan, Liberia, Liechtenstein, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Oman, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Solomon Islands, South Africa, South Sudan, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uruguay, Uzbekistan, Vietnam, Zambia, and Zimbabwe.